UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A
(Amendment No. 1)
(Amendment to Form 8-K dated August 6, 2012)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2012

COTTON BAY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-51413
(Commission File No.)

52-2175900
(IRS Employer ID No.)

1314 East Las Olas Boulevard; Suite 1036; Fort Lauderdale, FL, 33301
Address of Principal Executive Offices
Zip Code

954-915-4616
Registrant's Telephone Number, Including Area Code

P.O. Box 110310, Naples, FL 34108-0106
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE CORPORATION INCORPORATES BY REFERENCE ALL EXHIBITS ATTACHED TO THE FORM 8-K DATED AUGUST 6, 2012, EXCEPT FOR EXHIBIT 10.27 ATTACHED HERETO

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2012, the Board of Directors for Tranquility, Inc. (the "Corporation") approved a resolution accepting the resignation of Jose Acevedo as a director and officer of the Corporation. See Exhibit 10.1. The Board of Directors appointed Amy Roy-Haeger to fill the vacancy caused by the resignation of Jose Acevedo.

On June 19, 2012, the Board of Directors received the resignation of Dominick Pope as a director and officer of the Corporation. See Exhibit 10.2.

On August 1, 2012, the Board of Directors approved a resolution accepting Dominick Pope's resignation as a director and officer of the Corporation. See Exhibit 10.3. The Board of Directors further approved a series of corporate resolutions, including, among other things, the following:

(a) Until such time the shareholders of the Corporation can vote on the vacancies left on the Board of Directors, pursuant to Article Three, Section Two of the Bylaws of the Corporation, the Board of Directors (including Dominick Pope, who following his vote sought a resolution of the Board accepting his resignation, as addressed above) appointed the following individuals to serve on the Board of Directors subject to Article III of the Bylaws, and subject to their respective Advisory Board Consulting and Compensation Agreements dated August 1, 2012: Alfred E. Abiouness, Jr. (Chairman of the Board), Robert Fortson IV, Alfred Abiouness, Sr. and Amy Roy-Haeger.

(b) The appointment of Alfred E. Abiouness, Jr. as President and Chief Executive Officer, and Robert M. Fortson, IV as Secretary and Treasurer. The Board of Directors resolved that compensation packages for these officers would be voted upon at a later date.

(c) World Venture Capital, Inc. is authorized to facilitate the redemption of the restricted common stock from Glen A. Little and his assigns, and Dominick Pope.

(d) Alfred E. Abiouness, Jr. is authorized to execute the Subscription Agreement presented by World Venture Group, Inc. for 3,367,240 shares of common stock of the Corporation at par value $0.001 (discussed below).

(e) The Founder Stock Purchase Agreements and Subscription Agreements dated August 1, 2012 (discussed below) between the Corporation and the following individuals/entities are approved: Alfred E. Abiouness, Jr., Robert M. Fortson, Alfred E. Abiouness, Sr. and Douglas Maslo.

(f) The following agreements between the Corporation and other third-parties, including related-party agreements, are approved (discussed below): Independent Contractor and Financing Agreement dated August 1, 2012, Pledge Agreement dated August 1, 2012 and Assignment of Rights and Title Agreement dated August 1, 2012. The Board of Directors waived any and all perceived conflicts of interest between any "related parties," and by executing these resolutions, each director represented and warranted that if a conflict of interest significantly impaired his or her ability to perform his or her duties under the Bylaws of the Corporation or under Section 141 of the Delaware General Corporation Law, Title 8, Section 101 et seq. that he or she would report his or her inability to perform and would act in good faith in submitting the conflict for vote by the Board of Directors.

The definitive agreements and disclosure of related-party transactions are set forth in further detail within this filing.

SALE OF RESTRICTED STOCK AND UPDATED REGISTER

Pursuant to documentation received on December 13, 2012 from Pacific Stock Transfer (attached hereto as Exhibit 10.27), the Corporation discovered that Equity Investors, Inc. and Mid-Continental Securities Corporation had transferred to World Venture Group ("WVG") 3,531,990 shares of common stock of the Corporation on July 31, 2012 (i.e. one day prior to the transfer of management to the current Board and Officers). This conveyance was not authorized by the Corporation. Rather, as set forth in Exhibit 10.3 of the Form 8-K dated August 7, 2012 (the "Original 8-K"), on August 1, 2012, the Board simply "approve[d] the Subscription Agreement presented by World Venture Group, Inc. for 3,531,990 shares of common stock at par value $0.001, and authorize[d] Director Alfred Abiouness to execute the Subscription Agreement on behalf of the Corporation." In other words, the Corporation agreed to convey these shares to WVG upon its performance of the August 1, 2012 Subscription Agreement, i.e. payment for the shares, within two days of execution. Since the current Board was not in possession of the bank account records or stock transfer records until recently (due to delays caused by WVG, and the Corporation's prior officers), it was not possible to make this disclosure at an earlier date. This Subscription Agreement was never funded. Similarly, the Subscription Agreement attached as Exhibit 10.10 to the Original 8-K for 69,795,770 shares of the Corporation's common stock was approved by the Board pursuant to the August 1, 2012 Resolution attached as Exhibit 10.3 to the Original 8-K, but was never funded by WVG within the two day period required under the Subscription Agreement. These shares were never reported to Pacific Stock Transfer. Following the aforementioned adjustments to the stock issuances, the Corporation's total issued and outstanding common stock is as follows:

Name	Shares
Alfred E. Abiouness, Jr.	5,000,000
Alfred E. Abiouness, Sr.	5,000,000
Robert Fortson IV	5,000,000
Douglas Maslo	5,000,000
Glen A. Little*	1,000,000
Glen Little c/f David Little*	100,000
Glen Little c/f Eve M. Little	100,000
Glen Little c/f Sarah Little*	100,000
Dominick Pope*	110,000
Ezia Antonacci	2,000
Rochelle Barstow	25,000
Shelly L. Bennett	7,000
Stephen Bushansky	5,000
Marc L. Goldstein	2,500
Alan Grodko	5,000
Jeffery Grodko	5,000
Kevin J. Hacker	2,000
Anna V. Herbst	2,000
Pauline Leva	2,000
Tine Leva	1,000
Christina M. Pioppi	2,000
James Pioppi	2,000
Munish K. Rametra	50,000
Anthony C. Reiner	2,000
Michael Rubin	5,000
Daniel Steinberg	4,000
Stern Capital Group, Inc.	25,000
Whitney M. Stokes	10,000
Mona Sutaria	300
Shilesh Sutaria	300
Shilesh Sutaria c/f Milan Sutaria	325
Shilesh Sutaria c/f Mira Sutaria	325
Thomas J. Walsh	2,000

* The Corporation had been advised by its prior advisor, WVG (agreement terminated on December 12, 2012 subject to WVG's right to cure) that it was in the process of facilitating the redemption and cancellation of these shares with these shareholders. WVG never completed this process.

CERTIFICATE OF AMENDMENT TO CERTIFICATE INCORPORATION

On August 1, 2012, the Corporation, through its Board of Directors, filed its Certificate of Amendment to Certificate of Incorporation with the State of Delaware (the "Amended Certificate"). See Exhibit 10.5. The Amended Certificate changed the name of the Corporation to "Cotton Bay Holdings, Inc." and authorized a total of 300,000,000 shares of common stock.

FOUNDER STOCK AGREEMENTS

On August 1, 2012, the Corporation executed separate Founder Stock Purchase Agreements with Alfred E. Abiouness, Jr., Alfred Abiouness, Sr., Robert Fortson IV and Douglas Maslo (the "Founder Agreements"). The Founder Agreements for each shareholder is attached as Exhibits 10.6 through 10.9.

In general, each shareholder identified as a "Founder" agreed that he was acquiring and would hold the shares purchased through the Subscription Agreements, below, for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

Each Founder agreed that the shares were not registered under the Securities Act by reason of a specific exemption therefrom and that the shares would have to be held indefinitely, unless they were subsequently registered under the Securities Act or the individual Founder obtained an opinion of counsel, in form and substance satisfactory to the Corporation and its counsel, that such registration is not required. Each Founder acknowledged his awareness of the adoption of Rule 144 of the Securities and Exchange Commission under the Securities Act, which permits limited public resale of the securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Founder acknowledged that the conditions for resale set forth in Rule 144 had not been satisfied and that the Corporation had no plans to satisfy these conditions in the foreseeable future. The Founder had been furnished with, and had access to, such information as he considered necessary or appropriate for deciding whether to invest in the shares, and had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the shares.

Each Founder agreed that his investment in the Corporation is a speculative investment with limited liquidity and is subject to the risk of complete loss. The Founder is able, without impairing his financial condition to hold the shares for an indefinite period and to suffer a complete loss of his investment in the shares. Each Founder agreed, unless subsequently amended by the Corporation and the Founder, that the Corporation retained a right of first refusal on the disposition of the Founder's stock under Section 4 of the Founder Agreement in the event of a bona fide offer from a third-party. Each Founder agreed that the Founders Agreement terminates (a) immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act, pursuant to which the aggregate price paid for the public to purchase of Stock is at least $10.00 or (b) on the first anniversary of the date of this Agreement, whichever occurs first.

SUBSCRIPTION AGREEMENT BETWEEN CORPORATION AND WVG

On August 1, 2012, WVG agreed to purchase 66,263,780 shares of common stock of the Corporation at par value of $0.001. As set forth above, this Subscription Agreement was never funded.

SUBSCRIPTION AGREEMENTS BETWEEN CORPORATION AND FOUNDERS

Concomitant with execution of the Founder Agreements, the Corporation accepted Subscription Agreements (the "Subscription Agreements") from those individuals who executed the Founder Agreements resulting in the Corporation issuing the following shares of common stock per shareholder: Alfred E. Abiouness, Jr. (5,000,000), Alfred Abiouness, Sr. (5,000,000), Robert Fortson IV (5,000,000) and Douglas Maslo (5,000,000). See Exhibits 10.11 through 10.14. The purchasers under the Subscription Agreements used their respective working capital in acquiring their respective shares of common stock, and none borrowed funds to acquire their respective shares of common stock. As a result of the Corporation accepting the aforementioned subscriptions, the total common stock issued and outstanding was 89,959,520.

In general, each Subscriber subscribed for and agreed to purchase the number of shares of common stock of the Corporation, par value $0.001 per share, specified in accordance with and subject to the terms, provisions and conditions set forth in the Subscription Agreements. The Subscriber agreed to pay to the Corporation $0.001 per share, for a total purchase price equal to the amount of shares conveyed, above, multiplied by $0.001.

Each Subscriber represented and warranted, among other things, that shares were being acquired in a transaction not involving a public offering and that he understood that the shares had not been and may not be, registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and would be considered "restricted securities" and could not be resold or otherwise transferred unless they were registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

Prior to any proposed transfer of the shares, each Subscriber agreed that, among other things, he would give written notice to the Corporation of his intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Corporation, accompanied by (i) investment representations by the transferee similar to those made by Subscriber in the Subscription Agreement and (ii) an opinion of counsel satisfactory to the Corporation to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each Subscriber agreed that each certificate for the shares would bear a legend similar to that set forth on the first page of the Subscription Agreement (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms thereof applicable to the shares upon issuance, and containing such other information and imposing such other restrictions as shall be reasonably required by the Corporation, including reference to the Founders Agreements, above.

ACCEPTANCE OF BOARD APPOINTMENTS

The Corporation and the directors on the Board of Directors executed Acceptance of Appointment Letters (the "Acceptance of Appointments") effective August 1, 2012. See Exhibits 10.15 through 10.18. In general, Alfred E. Abiouness, Jr., acting as President and Chief Executive Officer and acting at the request of the shareholders, extended offers to individuals to serve on the Board of Directors (the "Board") of the Corporation. The individual's acceptance of the invitation was subsequently confirmed through execution of the Acceptance of Appointments and execution of the Advisory Board Consulting and Compensation Agreements, below.

By executing the Acceptance of Appointments, the individuals agreed to comply with the duties of such an appointment under all applicable common laws, statutory laws, and rules and regulations of the United States Securities and Exchange Commission, and the Bylaws of the Corporation.

ADVISORY BOARD CONSULTING AND COMPENSATION AGREEMENTS

The Corporation and the directors on the Board of Directors executed Advisory Board Consulting and Compensation Agreements (the "Advisor Agreements") effective August 1, 2012 setting forth, among other things, acceptance by the individual directors of their respective appointments, terms and conditions of service, and compensation. See Exhibits 10.19 through 10.22

In general, the Advisor Agreements set term, compensation and duties of each director of the Board of Directors. Each director agreed to devote to the Corporation such time as necessary for the effective conduct of his duties. Each director is permitted to engage in outside business and other interests that do not conflict with such duties. Each director is not required to provide services to the Corporation in excess of ten hours per month. Should a director, with advance approval, work more than 120 hours per calendar year, that director is to be paid an hourly rate agreed to by the Board and the director in a separate written agreement, which shall be merged with the particular Advisor Agreement and considered a fully integrated agreement.

The term for each director expires on August 1, 2015, unless subsequently modified by the Corporation and the director. The Corporation shall pay the director a fee of $50,000 per year during the term. The fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Corporation. All such payments shall be subject to deduction and withholding (if any) authorized or required by applicable law. Depending on the value provided by the director to the Corporation, which shall be memorialized in a duly executed Board resolution, the Corporation may elect to compensate the director shares of common stock of the Corporation annually during the term pursuant to the Corporation's 2012 Stock-Based Incentive Plan. The director may choose to receive such awards in the form of Corporation common stock, deferred Corporation stock equivalents or options to purchase Corporation common stock. Awards in the form of stock options shall be at a ratio of four (4) stock option shares to one (1) share of Corporation common stock that may otherwise be awarded under the Advisor Agreement. Compensation awarded pursuant to this arrangement is to be made at the same time, in the same manner, and following the same procedures as apply to equity awards made to non-employee directors of the Corporation.

The Corporation shall reimburse each director all reasonable out-of-pocket expenses related to travel and miscellaneous expenses incurred in carrying out his/her duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the director in such form as required by the Corporation and consistent with the Corporation's policy.

In the event of a director's death or total disability (defined as the director's inability to perform his/her duties under the Advisor Agreement for three consecutive fiscal quarters), the Advisor Agreement would terminate on the date of such death or disability; provided that, such termination would not relieve the Corporation of its obligations to make the payments described above accrued through the date of such termination.

The Corporation may terminate the Advisor Agreement for "Cause" at any time and without notice. The Corporation shall have "Cause" to terminate the Advisor Agreement if (a) the director breaches any provision of the Advisor Agreement or (b) the director engages in conduct which is intentionally injurious to the Corporation as determined by the Board. If the director is terminated by the Corporation for Cause or if the director voluntarily terminates his/her services prior to the end of the term (other than due to the Advisor's death or disability), Advisor shall be paid only the fee accrued through the date of such termination and the director will forfeit all right to receive any other payments from the Corporation, unless previously earned but unpaid and any other compensation to which he/she would otherwise be entitled.

If the director is terminated by the Corporation other than for Cause prior to the end of the term, the director shall be entitled to payment of the total amount of the fee, which would have been paid hereunder for the balance of the Term if his services were not so terminated by the Corporation (less any amount of the fee already paid).

Each director has agreed to confidentiality provisions, and the Corporation has agreed to indemnify each director and obtain errors and omissions insurance at the Corporation's cost that the Board of Directors deems to be reasonable.

INDEPENDENT CONTRACTOR AND FINANCING AGREEMENT WITH GLOBAL VENTURES GROUP, LLC (RELATED PARTY TRANSACTION)

On August 1, 2012, the Corporation and Global Ventures Group, LLC, a Florida limited liability company ("Global Ventures") and "related party" to the Corporation (discussed in Item 8.01, below) entered into an Independent Contractor and Financing Agreement in order to further its business purpose (the "Financing Agreement"). See Exhibit 10.23

Within the Financing Agreement, Global Ventures represented that it has the exclusive rights to develop and construct a real estate development in Eleuthera, Bahamas (the "Project") pursuant to a Master Agreement between Global Ventures and Eleuthera Properties (the "Master Agreement") whereby, among other things, in exchange for performing certain construction and development services on the Project, Global Ventures has the right to earn 6,500 shares of Class A Common Shares in Eleuthera (the "Eleuthera Stock"), of which, Global Ventures has agreed to assign right, title and interest in 3,250 shares of the Eleuthera Stock to the Corporation pursuant to an Assignment of Rights and Title Agreement (the "Assignment," which is discussed below and attached as Exhibit 10.20) for purposes of raising the necessary capital to complete the Project. The Assignment merged into this Financing Agreement creating a fully integrated contract.

The Corporation represented that its business purpose is to raise capital to fund Global Ventures' performance under the Master Agreement in constructing and developing the Project, and in turn, Global Ventures agreed to convey shares of the Eleuthera Stock to the Corporation.

Under the terms of the Financing Agreements, the Corporation and Global Ventures agreed that the Financing Agreement would terminate upon the occurrence of the following events: (a) written confirmation from Eleuthera Properties that Global Ventures has fully performed under the terms of the Master Agreement and that Global Ventures has been conveyed all 6,500 shares of the Eleuthera Stock, (b) conveyance of title, free and clear, of 3,250 shares of the Eleuthera Stock to the Corporation, and (c) release of any and all liens against the Project caused by Global Ventures' performance under any third-party agreement with any vendors or subcontractors.

The Corporation and Global Ventures agree to the following financing and stock conveyance schedule:

     (a) Global Ventures shall submit a draw request to the Corporation in a manner and form deemed to be commercially reasonable under the circumstances and sufficient enough for the Corporation to determine the nature of and purpose for the funds being allocated to Global Ventures. The Corporation and Global Ventures agreed that construction of this nature typically involves change orders and other potential future financing requirements over and above what is currently contemplated as of the date of execution; notwithstanding, based upon the Corporation's current information of the construction requirements of Global Ventures under the Master Agreement, the Corporation contemplated the costs of construction, and thus payments to Global Ventures under this Section 2(a).

     (b) Unless otherwise agreed to between the parties in writing, the Corporation agreed to pay the draw request within five (5) days of presentation to the Corporation from Global Ventures; however, the parties agree that a condition precedent to payment of the specific draw request is that Cotton Bay Holdings have sufficient funds in its operations account to satisfy the draw request in full.

     In the event the Corporation does not have sufficient funds in its operations account, the Corporation would produce to Global Ventures Group an accounting of its operations account to confirm its failure to satisfy the draw request, and shall agree to simple interest on the draw request in the amount of 8.5% (the "Default Interest").

     The parties agree that any payments made against future draw requests may be applied by Global Ventures against the principal amount of the draw request first, before such payments are applied against the Default Interest. Any Default Interest balance would carry over to the next draw request and continue to be categorized as Default Interest.

     The amounts associated with all draw requests are referred to collectively as the "Principal Contract Payment," and the Principal Contract Payment and Default Interest is collectively referred to herein as the "Total Contract Payment."

     (c) The Corporation's payment to Global Ventures of the Principal Contract Payment in increments of $10,000.00 shall entitle the Corporation to the right to title of one (1) share of the Eleuthera Stock, subject to (i) Eleuthera Properties releasing the share of Eleuthera Stock to Global Ventures under the Master Agreement, (ii) Global Ventures' performance under the Assignment, and (iii) the Corporation satisfying any and all amounts associated with any outstanding, due and owing Default Interest. For example, and example only, in the event Eleuthera Properties releases two (2) shares of the Eleuthera Stock to Global Ventures but the Corporation owes Global Ventures $8,000 in Default Interest, Global Ventures will only be obligated to convey title to the two (2) shares of the Eleuthera Stock once the Corporation pays the Default Interest in the amount of $8,000.

     In the event the Default Interest is not paid, as provided for in this provision, Global Ventures agrees to hold the subject shares of the Eleuthera Stock in escrow solely for the benefit of the Corporation to be released upon payment of the Default Interest or the Total Contract Payment. In the event the Corporation fails to pay the Total Contract Payment upon termination or default of this Agreement, the Corporation agrees that Global Ventures shall retain, as liquidated damages, the amount of shares of the Eleuthera Stock held in escrow under this provision.

     (d) The Corporation agrees that the maximum amount of Eleuthera Stock to be earned under this Financing Agreement is 1,998 shares (3,250 shares minus the 1250 shares earned and subject to immediate conveyance to Cotton Bay Holdings). Global Ventures agrees to convey the title, rights and interest in these 1,998 shares of the Eleuthera Stock to the Corporation prior to Global Ventures' retention of other shares of the Eleuthera Stock; however, the Corporation agrees that after conveyance of the 1,998 shares of the Eleuthera Stock to the Corporation under this Agreement and the Assignment it is bound to continue its payment and performance obligations hereunder because the Corporation agrees that Global Ventures' continued construction and other services benefits the Corporation (and its shareholders).

The Corporation and Global Ventures made standard representations and warranties. The parties further agreed to keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under the Financing Agreement, and the accounting and control systems shall be reasonably satisfactory to each party. The parties shall mutually be afforded reasonable access to the necessary and relevant records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda, and other data relating to each other's respective performance under this Financing Agreement, and shall preserve these for a period of three years after final payment, or for such longer period as may be required by law. The parties mutually agree to keep such full and detailed accounts as may be necessary for proper financial management under the Financing Agreement.

ASSIGNMENT OF RIGHTS AND TITLE AGREEMENT WITH GLOBAL VENTURES GROUP, LLC, ALFRED ABIOUNESS, SR. AND RG DEVELOPMENT (RELATED PARTY TRANSACTION)

The Financing Agreement incorporates by reference and merges with an Assignment of Rights and Title Agreement dated August 1, 2012 (the "Assignment") between (a) the Corporation, (b) Global Ventures Group, LLC, the same related party under the Financing Agreement ("Global Ventures"), (c) Alfred Abiouness, Sr. ("Abiouness"), who is a shareholder of the Corporation and a creditor to Global Ventures, and (d) RG Development, Inc., a Delaware corporation doing business at 364 East Main Street, Suite 205 in Middleton, Delaware 19709 ("RG Development"), whose principal is Douglas Maslo, who is a shareholder in the Corporation. See Exhibit 10.24. RG Development is a creditor of Global Ventures.

The parties represented under the Assignment that Global Ventures was a party to the Master Agreement between Global Ventures and Eleuthera Properties Limited dated on or about May 22, 2012 (as discussed above). Under the terms of the Master Agreement, Global Ventures has the right to earn 6,500 shares of authorized Class A Common Shares of Eleuthera Properties (the "Eleuthera Stock") in consideration of Global Ventures' performance of its duties and obligations under the Master Agreement, including but not limited to, reaching certain milestones in the development and construction of the resort property owned by Eleuthera Properties, commonly referred to as "Cotton Bay".

Global Ventures and RG Development executed a Reaffirmation of Standard Form of Agreement Between Owner and Contractor dated March 2, 2012 whereby, among other things, the parties ratified a prior Standard Form of Agreement Between Owner and Contractor dated January 15, 2010 (the "AIA Contract"), and in consideration of RG Development's continued construction on Cotton Bay, Global Ventures executed a Revolving Promissory Note with RG Development, and agreed to assume any and all liabilities, duties and obligations under the AIA Contract previously held by Global Ventures' predecessor (discussed in more detail below). Global Ventures had acknowledged that its earlier development and construction of Cotton Bay was funded through financial contributions by Abiouness, and memorialized in a Revolving Promissory Note dated February 23, 2012 (the "Abiouness Note"). Global Ventures has granted an Article IX security interest in its right, title and interest in the Eleuthera Stock to Abiouness as security for its obligations under the Abiouness Note (the "Abiouness Lien").

Global Ventures further acknowledged that its earlier development and construction of Cotton Bay was made possible, in part, due to certain construction concessions and other financially related benefits provided by RG Development. These concessions and benefits are memorialized in a Revolving Promissory Note dated February 27, 2012 between Global Ventures and RG Development (the "RG Note"). Global Ventures had granted an Article IX security interest in its right, title and interest in the Eleuthera Stock to RG Development as security for its obligations under the RG Note (the "RG Lien"). Abiouness and RG Development agree that the RG Lien is subordinate to the Abiouness Lien. Abiouness and RG Development acknowledged that Global Ventures' continued development, construction and capital raising efforts is contingent, in part, in pledging and assigning their respective security interests to Cotton Bay Holdings subject to the terms of this Agreement.

The parties to the Assignment agreed that certain conditions precedent impacted each party's respective performance, including that upon written notification by the Corporation, or its placement agent, escrow agent or title agent, or similar party acting as trustee over those funds raised by the Corporation through private and/or public offerings (collectively referred to as the "Paying Agent"), that the following events have occurred: (a) a Subscription Agreement has been executed by an Accredited Investor pursuant to either a private offering or through a registration statement and prospectus (the "Cotton Bay Offering") for the purchase of a minimum of five (5) Secured Convertible Notes of Cotton Bay Holdings (each set of five (5) Notes sold pursuant to the Cotton Bay Offering is collectively referred to herein as a "Block of Notes" or "Blocks of Note"; (b) the Subscription Agreement has been fully funded; and (c) the Paying Agent has released net proceeds from the sale of a Block of Notes to Global Ventures.

Upon full satisfaction of the condition precedents set forth above, Global Ventures would agree to convey 1 share of the Eleuthera Stock in its possession to the Corporation "free and clear," subject only to the rights of Abiouness and RG Development, which are to be released in the manner set forth below for each Block of Notes sold. For example, in the event Cotton Bay sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to the Corporation, subject to the requirements below.

Upon receipt of written confirmation of Global Ventures' conveyance of the Eleuthera Stock, as set forth above, Abiouness agrees to release his security interest in the Eleuthera Stock conveyed by Global Ventures, and take any and all necessary action in recording a UCC-3 to modify the Abiouness Lien. For example, in the event the Corporation sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to the Corporation, and Abiouness shall record a UCC-3 releasing his lien interest to the 10 shares being conveyed, subject to requirements below.

Upon full satisfaction of the condition precedents set forth above, RG Development has agreed to release its security interest in the Eleuthera Stock conveyed by Global Ventures, and take any and all necessary action in recording a UCC-3 to modify the RG Lien. For example, in the event Cotton Bay sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to the Corporation, and Abiouness and RG Development shall record a UCC-3 releasing their respective lien interests to the 10 shares being conveyed.

Global Ventures has agreed that nothing in this Assignment shall constitute a waiver, release, assignment, delegation or any action excusing Global Ventures' duties and obligations under the Abiouness Note and RG Note, or the Abiouness Lien or RG Lien. Global Ventures unconditionally agrees to hold the Corporation, its shareholders, board of directors, officers, agents, subsidiaries, employees and any other entity or individual associated with the Corporation harmless from any and all obligations under the Abiouness Note and RG Note, or the Abiouness Lien or RG Lien, and to indemnify such parties from any and all actual or threatened claims or damages related to the Abiouness Note and RG Note, or the Abiouness Lien or RG Lien.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION.

As set forth in Item 1.01, on August 1, 2012, the Corporation, through its Board of Directors, filed its Certificate of Amendment to Certificate of Incorporation with the State of Delaware (the "Amended Certificate"). See Exhibit 10.5. The Amended Certificate changed the name of the Corporation to "Cotton Bay Holdings, Inc." and authorized a total of 300,000,000 shares of common stock.

ITEM 8.01 OTHER EVENTS

RELATED PARTY TRANSACTIONS

Global Ventures Group, LLC is a Florida limited liability company, and a strategic partner of the Company ("Global Ventures"). The contractual relationship between Global Ventures and the Corporation has been set forth above in Item 1.01. Global Ventures filed its Articles of Organization on February 7, 2012 with the State of Florida. See Exhibit 10.25. Global Ventures amended its Articles of Organization on March 2, 2012 by amending the address of its principal office to 110 North Federal Highway, Unit 807 in Fort Lauderdale, Florida 33301. See Exhibit 10.26

The members of Global Ventures are A&F Bahamas, LLC, a Florida limited liability company ("A&F"), and KDK, LLC, a Delaware limited liability company ("KDK"). A&F holds title to 55% of authorized units, and KDK holds title to 45% of authorized units. Robert Fortson IV and Alfred E. Abiouness, Jr. are members of A&F. Douglas Maslo has a financial interest in KDK. Global Ventures, and its strategic partner, RG Development, have borne all of the start-up costs and expenses to date in developing the real property located in Eleuthera, Bahamas (as discussed above). Alfred E. Abiouness, Jr., Robert Fortson IV and Douglas Maslo are either a "Founder" of the Company, a director on the Board of Directors and/or an officer of the Company. Each of these individuals have incurred expenses and costs in furthering the business interests of the Corporation, as discussed above.

These related parties, individually and collectively, have incurred, and continue to incur, significant financial liabilities and other costs in furthering the current and future business interests of the Corporation. Global Ventures has not had any earnings since organization. However, by virtue of the Corporation's contractual relationship with Global Ventures (defined above), Global Ventures anticipates that it will have earnings. Global Ventures does not commingle funds with the Corporation, and maintains separate books, records and bank accounts, and meets all formalities of a limited liability company organized under the laws of the State of Florida.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Corporation incorporates the disclosures set forth in Item 1.01, above.

The Board of Directors

(a) Alfred E. Abiouness, Jr. (Chairman of the Board)

Mr. Abiouness, Jr. has more than 12 years' experience in the construction and engineering industries. Abiouness, Jr. began his career at Abiouness, Cross & Bradshaw, Inc., his family's Norfolk, Va.-based engineering and construction management firm.

At the firm, his responsibilities included the design and inspection of commercial structures and other management functions. Abiouness, Jr. was directly involved with leading accounts to include The City of Norfolk Public Health, The Virginia Beach Towne Center, and the Virginia Department of Transportation.

After his family sold the management firm (2006), Abiouness, Jr. worked directly with his father, Mr. Alfred E. Abiouness, Sr., on East Beach, a Virginia residential community along the Chesapeake Bay. Abiouness, Jr. participated in the initial community planning, engineering/development and residential construction within the waterfront project.

Abiouness, Jr. earned a B.S. in Structural Engineering from the University of Virginia and an MBA from Old Dominion University where he was a member of the honor society chapters of Beta Gamma Sigma and Phi Kappa Phi.

Abiouness, Jr. is also a member in A&F Bahamas, LLC, which is a member of Global Ventures Group, LLC, the Florida limited liability company that serves as a strategic partner, and construction and development arm to Cotton Bay Holdings.

(b) Alfred E. Abiouness, Sr., PE

Mr. Abiouness, Sr. was the founder and President of Abiouness, Cross and Bradshaw, P.C., a consulting structural engineering firm with its headquarters in Norfolk, Virginia. The firm operated for forty-four continuous years of service, with offices in three states in the U.S. and one in Cairo, Egypt. The company was sold in 2006; however, Mr. Abiouness, Sr. continued his profession as a consulting engineer to selected clients, while concentrating his efforts on real estate development activities. He is currently involved in a one hundred acre " mixed-use " project with over 700 residential units and two hundred thousand square feet of commercial and retail space; a 400-acre site of residential and an eighteen-hole golf course; and a 160-acre residential waterfront community.

After graduating from The University of Notre Dame with a Bachelor of Science in Civil Engineering, he became an officer in the United States Navy and served on active duty for five years. He received his Professional Engineering Certification in the Commonwealth of Virginia and began his practice shortly thereafter.

Mr. Abiouness, Sr. served on the board of the Norfolk Redevelopment and Housing Authority, and retired as the Commission Chairman after twenty-two years. This Authority was the development board for the City of Norfolk (VA), which was responsible for the entire city's overall planning, subdivisions and upgrading of individual neighborhoods for implementation of a "Vision Master Plan 2000."

(c) Robert M. Fortson IV

Robert M. Fortson IV is a 15-year veteran of the resort real estate sales and marketing industry. His vast array of experience includes resort real estate sales, real estate sales and marketing management, resort hospitality marketing, resort hospitality group sales, and direct front-line hospitality experience.

Fortson served in senior-level sales and marketing management positions with The Ginn Company. During his eight years at Ginn, he was personally responsible for more than $100 million in "developer" sales including home sites, homes, condominiums and townhomes at Reunion Resort, Tesoro Club, Quail West Country Club, Ginn sur Mer (Bahamas) and Hammock Beach.

Previously, Fortson worked with some of the most prestigious resort real estate communities in the Southeast including Wild Dunes Resort (S.C.), and the Williamsburg Inn & Lodge.

During his career, Fortson has received numerous accolades including The Ginn Company's Top Award - Eagles Club and The Marketing & Sales Institute's Top Award - Council of the Elite.

Fortson graduated from the College of Charleston in South Carolina with a Bachelor in Corporate Communications.

Fortson is also a member in A&F Bahamas, LLC, which is a member of Global Ventures Group, LLC, the Florida limited liability company that serves as a strategic partner, and construction and development arm to Cotton Bay Holdings.

The Officers

(a) Alfred Abiouness, Jr. - President and Chief Executive Officer (See Above)

(b) Robert M. Fortson IV - C.O.O., Secretary and Treasurer (See Above)

ITEM 9.01. EXHIBITS

Number      Description

10.27         Stock Register from Pacific Stock Transfer and Related Documents

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2012

COTTON BAY HOLDINGS, INC.

/s/ Alfred E. Abiouness, Jr.
President